UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 2004


                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-14164                 95-3518892
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


         401 NORTH WABASH AVENUE, SUITE 740
                  CHICAGO, IL                                   60611
        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (312) 321-2299


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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         Exhibit 99.1      Letter to Option Plan Participants, dated April 13,
                           2004.



                        ITEM 9. REGULATION FD DISCLOSURE


         On April 13, 2004, the Company issued a letter to its Option Plan Participants informing them that effective on May 1, 2004, all transactions under the Company's Option Plans would be suspended for a period of time as a result of the Company's inability to file its Annual Report on Form 10-K with the Securities and Exchange Commission due to the Special Committee's ongoing investigation of related party transactions and other payments to certain executives of the Company and Hollinger Inc. and the Comapny's dispute with Ravelston Corporation Limited over the disruption of management services provided to the Company. As a result of these factors, the Company will not be in the position to file its Annual Report on Form 10-K until the completion of the Special Committee's final report. A copy of the letter is filed as Exhibit
99.1 to this filing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HOLLINGER INTERNATIONAL INC.
                                    (Registrant)

Date:    April 13, 2004             By: /s/ Paul B. Healy
                                        ---------------------------------------
                                        Name:   Paul B. Healy
                                        Title:  Vice President


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                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

Exhibit 99.1               Letter to Option Plan Participants, dated April 13,
                           2004.